                                                                 EXHIBIT 99.3

                              EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT, originally dated as of March 15, 2000, and amended and restated on July 1, 2005 (the "Restatement Date"), originally entered into between MediaNews Services, Inc., a Delaware corporation, whose rights and obligations have been assigned to and assumed by MediaNews Group, Inc. (the "Company"), a Delaware corporation, and Joseph J. Lodovic, IV ("Executive"). Capitalized terms used but not defined herein are used as defined in Section 12.

                                   WITNESSETH:

      WHEREAS, the Company wishes to employ and retain the services of Executive, and Executive wishes to be employed by the Company.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, this Agreement is hereby amended and restated, to read in full, and the Company and the Executive hereby agree, as follows:

      1. Period of Employment.

      Company shall employ the Executive to perform the services described herein, with his principal office activities being situated in Denver, Colorado, or such other location as the Executive and the Company's Chief Executive Officer shall mutually agree upon, for the period commencing January 1, 2000, and terminating December 31, 2009, unless earlier terminated as provided herein or extended as provided in the next paragraph. Upon termination of this Agreement, Executive's employment with the Company and its subsidiaries shall terminate.

      Effective January 1, 2010, this Agreement shall be automatically renewed for additional periods of one year each unless either party shall have given notice to the other at least one hundred twenty (120) days prior to December 31, 2009 or the expiration of any subsequent one-year term, electing not to renew this Agreement, in which case this Agreement shall terminate on the next succeeding December 31.

      2. Compensation.

      During the period of his employment, Executive shall:

            (a) be paid a base salary, in equal monthly installments, on the regular pay day established for executives of the Company, at the annual rate of six hundred fifty five thousand two hundred Dollars ($655,200.00), which salary shall be increased annually, commencing January 1, 2006, at an annual rate of five percent (5%), or such higher annual rate as the Board of Directors of the Company shall determine appropriate; provided, that if the Company's Chief Executive Officer determines that business conditions are such that all or a portion of the foregoing increases should be delayed until such time as those conditions improve, then concurrently with the Chief Executive Officer's decision to delay similar annual increases relative to his own salary, such increases may appropriately be delayed;

            (b) be reimbursed in a manner consistent with policies of the Company established for executive personnel, for all reasonable expenses of the Company and its subsidiaries incurred by the Executive in the discharge of any duties hereunder;

            (c) receive such fringe benefits including accident, hospitalization, disability, medical and life insurance plans, as shall be made generally available to the executive personnel or other employees of the Company or as otherwise approved by the Company's Chief Executive Officer;

            (d) have an appropriate opportunity, commensurate with his executive stature, to participate in all stock options, restricted stock or other forms of equity ownership plans, and incentive plans which may be established for executive personnel of the Company;

            (e) be eligible to receive an annual bonus for each of the Company's fiscal years (commencing with the fiscal year ended June 30, 2005) commencing before the termination of this Agreement (pro rated for partial years prior to termination hereof based on performance for the full fiscal year) of up to $400,000 payable as soon as practicable after completion by the Company's independent accountants of their audit of the Company for the relevant fiscal year (but in no event later than the March 15 immediately following the end of the relevant fiscal year), based on a comparison of operating profits to the budget of the Company approved by the Company's Board of Directors for such fiscal year as follows (or in such greater amounts as may be approved by the Company's Board of Directors):

                  (i) If operating profits for such fiscal year are 100% or more of budget, then the bonus amount payable shall be $350,000, plus 5% of the excess of operating profits over budget, up to a total of an additional $50,000 (i.e. a maximum bonus of $400,000);

                  (ii) If operating profits for such fiscal year are 95% or more (but under 100%) of budget, then the bonus amount payable shall be $300,000;

                  (iii) If operating profits for such fiscal year are 90% or more (but under 95%) of budget, then the bonus amount payable shall be $250,000;

                  (iv) If operating profits for such fiscal year are 85% or more (but under 90%) of budget, then the bonus amount payable shall be $150,000;

                  (v) If operating profits for such fiscal year are 80% or more (but under 85%) of budget, or if no budget has been adopted and approved for such fiscal year, then the bonus amount payable shall be $100,000; and

                  (vi) If operating profits for such fiscal year are under 80% of budget, then no bonus shall be payable; and

            (f) a one-time bonus of $100,000.

      All payments made payable to the Executive under this Agreement shall be subject to withholding for any applicable taxes, social security or other governmental levies.

      3. Duties.

      The Executive shall serve as President of the Company, reporting to the Chief Executive Officer of the Company.

      The Executive accepts the aforementioned responsibilities at the compensation and upon the terms specified herein. During the term of this Agreement, Executive shall devote his best efforts principally to the service of the Company, its affiliates and their subsidiaries and the performance of the duties specified above, it being understood that the preponderance of Executive's time will be applied to furthering the interest of such entities. Except at the request of the Company, Executive shall not engage in any other business activity or outside activity which is materially inconsistent with or an impediment to the carrying out of his duties hereunder, provided that, so long as it does not materially interfere with the performance of his duties hereunder, Executive may serve as a director, trustee or officer of, or otherwise participate in, trade, professional, educational, welfare, social, religious and civic organizations.

      4. Vacation.

      Executive shall be entitled to an annual paid vacation of five weeks, such vacation to be taken at such times as he may select.

      5. Death or Incapacity.

      In the event of death of Executive during the term hereof, this Agreement shall terminate.

      If, on account of physical or mental disability, Executive shall fail or be unable to perform the duties contemplated by this Agreement for a period of 180 consecutive days, the Company may, at any time thereafter upon 30 days' notice to Executive, terminate this Agreement. In such event, this Agreement shall terminate and come to an end on the date set forth in such notice as if such date were the termination date of this Agreement.

      In the case of termination of this Agreement pursuant to this Section 5, except for the rights of Executive and his beneficiaries under the benefit plans described in Sections 2(c) and 2(d) of this Agreement, the Company shall not be subject to any further obligation to Executive (or his estate or legal representatives) hereunder, except that Executive (or his estate or legal representatives) shall be entitled to receive payment of unreimbursed expenses pursuant to Section 2(b) of this Agreement and the unpaid salary, vacation and bonus due for service prior to termination of this Agreement, and in the case of the death of Executive through and including the last day of the month in which Executive died.

      6. Covenant Not To Compete.

            (a) Executive agrees that after any termination hereof (other than termination (i) by Executive pursuant to paragraphs (a) or (b) of Section 7 hereof or (ii) by the Company in breach of this Agreement), he will not, during the Restricted Period (as defined below), unless with the prior written consent of the Board of Directors of the Company, engage in, or materially assist any other business enterprise in, the business of publishing and distributing daily newspapers in any geographical areas in which daily newspapers owned or managed by the Company and/or its subsidiaries have paid print circulation in excess of 25,000 at the time of termination of this Agreement; provided, however, that the ownership of up to 5% of any class of publicly traded securities of any entity shall not be deemed to be a violation of this Section 6. "Restricted Period" means, in respect of the termination of Executive's employment, the period commencing on the date of termination of employment and ending on the first to occur of (x) the date one year after the date a replacement for Executive is hired (or another officer of the Company takes over his responsibilities) and (y) the second anniversary of the termination of Executive's employment.

            (b) The parties intend that the covenants contained in paragraph (a) shall be construed as a series of separate covenants, one for each state and other jurisdiction covered thereby, and one for each county and city included within such state or other jurisdiction and, except for geographic coverage, each such separate covenant shall be deemed identical. The parties agree that the covenants deemed included in paragraph (a) are, taken as a whole, reasonable in activities prohibited and geographic scope and their duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any such separate covenant, then the unenforceable covenant shall be modified in order to make it acceptable to the court and enforced accordingly, or, if necessary, deemed eliminated to the extent necessary to permit the remaining separate covenants to be enforced. Executive acknowledges that the remedy at law for any breach by him of this covenant will be inadequate and that the Company shall be entitled to injunctive relief for the same.

            (c) Notwithstanding anything to the contrary in this Section 6, the provisions of paragraph (a) of this Section 6 shall terminate and be ineffective (whether before or after termination of Executive's employment) from and after any Change in Control.

      7. Termination Of This Agreement For Certain Reasons.

            (a) Either party may terminate this Agreement prior to its stated term in the event of a material breach hereof by the other, provided that if such breach is capable of cure, it is not cured within 30 days of written notice thereof delivered by the non-breaching party to the breaching party.

            (b) Executive may terminate this Agreement if his responsibilities and stature as President of the Company are diminished in any material respect below such responsibilities on the Restatement Date, and if such responsibilities and stature are not restored within 15 days of written notice of diminishment thereof delivered to the Company.

            (c) The Company may terminate this Agreement for "Cause" (as defined below).

            (d) Executive may terminate this Agreement in his discretion at any time upon 90 days' prior notice to the Company.

            (e) Termination pursuant to this Section 7 shall be by notice in writing specifying such material breach or other grounds and shall be effective on the date said notice is deemed to be given (or such later date provided for in this Section 7), without prejudice to the rights of the party upon whom such notice is served to contest such termination by any judicial means at such party's disposal.

            (f) For purposes of termination of this Agreement by the Company pursuant to paragraph (c), the following events shall be considered as "Cause":

                  (i) unreasonable failure by the Executive to perform his material duties as provided in Section 3 hereof, after he has received written notice from the Company of his alleged failure to perform the same, and has failed within a reasonable period of time to cure such failure;

                  (ii) theft, embezzlement or misappropriation by the Executive of any material funds or other property of the Company or its subsidiaries; or

                  (iii) any conviction or a plea of nolo contendere with respect to any felony or any other serious crime involving moral turpitude.

      8. Termination by Executive Upon a Change in Control.

      Executive may terminate this Agreement prior to its stated term following the occurrence of a Change in Control. Such termination shall be by notice to the Company in writing given during the one hundred eighty (180) days following such Change in Control.

      9. Payment Upon Termination in Certain Circumstances.

            (a) If this Agreement is terminated by Executive pursuant to paragraphs (a) or (b) of Section 7 hereof, or by the Company in breach of this Agreement (except as provided in Section 9(b)), Executive shall be entitled to receive a cash payment equal to the greater of (x) the present value (based on the Company's then current cost of senior bank borrowings) of his projected salary pursuant to Section 2(a) and bonuses pursuant to
      Section 2(e) (prior to any elective deferrals or any other deductions) and the deemed value of all fringe benefits for the balance of the term of this Agreement and (y) an amount equal to 2 times the sum of (i) Executive's annual salary in effect at termination, plus (ii) the projected bonus payable to Executive in respect of the Company's full fiscal year ending immediately following termination plus (iii) the deemed annual value of all fringe benefits being made available to Executive immediately prior to termination. For this purpose, projected bonuses shall be determined by assuming that Executive qualifies for the maximum annual bonus he is eligible to earn. The deemed value of fringe benefits in any calendar year shall equal eight percent of such year's base salary (actual or projected as the case may be). Such payment shall be payable within 10 days of the date of termination.

            (b) If this Agreement is terminated pursuant to Section 8 hereof, by the Company in breach of this Agreement following a Change in Control, or by Executive pursuant to paragraph (a) or (b) of Section 7 hereof following a Change in Control, Executive shall receive a cash payment equal to 3 times the sum of (i) Executive's annual salary in effect at termination, plus (ii) the projected bonus payable to Executive pursuant to Section 2(e) in respect of the Company's full fiscal year ending immediately following termination (determined as provided in Section 9(a)) plus (iii) the deemed annual value (determined as provided in Section 9(a)) of all fringe benefits being made available to Executive immediately prior to termination. Such payment shall be payable within 10 days of the date of termination, provided that if Executive is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), such payment shall be payable within 5 days of the six month anniversary of Executive's "separation from service" (within the meaning of Section 409A of the Code).

            (c) If this Agreement terminates by expiration at the end of the initial term or any renewal term, Executive shall be entitled to receive a cash payment equal to his base annual salary pursuant to Section 2(a) in effect immediately prior to termination, plus an amount equal to the maximum annual bonus he is eligible to earn pursuant to Section 2(e). Such payment shall be payable within 10 days of the date of termination, provided that if Executive is a "specified employee" as defined in Section 409A of the Code, such payment shall be payable within 5 days of the six month anniversary of Executive's "separation from service" (within the meaning of Section 409A of the Code).

            (d) Upon termination of this Agreement, in addition to the amounts described in this Section, Executive shall be entitled to receive salary, vacation, bonus, benefits and any other applicable compensation and reimbursement for expenses through the date of his termination.

            (e) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive, nor shall the amount of any payment or benefit provided for in this Section 9 (or otherwise upon termination of this Agreement) be reduced by any compensation earned as a result of Executive's employment with another employer.

            (f) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment made to or benefit provided to Executive pursuant to the terms of this Agreement or any other plan, arrangement or agreement of the Company (or its subsidiaries or affiliates) or a person affiliated with the Company (or its subsidiaries or affiliates), including any acceleration of vesting or payment (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any similar federal, state or local tax that may hereafter be imposed (such excise tax, together with any associated interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), after taking into account all other "parachute payments" received or to be received on account of the relevant Change in Control that are required to be taken into account under Section 280G of the Code, then the Company shall pay to Executive an additional payment (the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including federal, state and local income taxes, employment taxes, Excise Tax, and any interest or penalties imposed with respect to such taxes), including any taxes and Excise Tax imposed upon the Gross-Up Payment, Executive retains a net amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. It is the intention of the parties that the Company provide Executive with a full tax gross-up under the provisions of this Section 9(f) so that on a net after-tax basis, the result to Executive shall be the same as if the Excise Tax had not been imposed on a Payment. The provisions of this paragraph shall survive termination of this Agreement.

            (g) All determinations required to be made under Section 9(f) (including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination) shall be made by Deloitte & Touche LLP, or, if Deloitte & Touche LLP is the Company's independent accounting firm immediately prior to the Change in Control, such other "big four" accounting firm as is selected by the Company with the approval of Executive (not to be unreasonably withheld) (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations to both the Company and Executive within 10 business days of the Company's receipt of notice from Executive that there has been a Payment or at such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to Executive within 5 days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

            (h) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment") or that Gross-Up Payments will have been made that should not have been made ("Overpayments"), consistent with the calculations required to be made hereunder. In the event Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the

      Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. If the Accounting Firm shall determine that an Overpayment has been made, Executive shall promptly repay the amount of the Overpayment to the Company (but, if previously paid to the taxing authorities, not prior to the time the Overpayment is refunded to Executive or otherwise realized as a benefit by Executive). The provisions of this paragraph shall survive termination of this Agreement.

            (i) This Agreement and the Shareholder Agreement dated the date hereof between Executive and the Company (the "Shareholder Agreement") are intended to comply with the new deferred compensation rules under Section 409A of the Code. However, in the event any additional taxes are imposed under Section 409A of the Code (i.e., an amount calculated as interest under 409A(a)(1)(B)(ii) or an amount described as an additional 20% of includable compensation under 409A(a)(1)(B)(i)(II) of the Code) on any compensation to which Executive is entitled pursuant to this Agreement, or any payment Executive is entitled to receive pursuant to the Shareholder Agreement, the Company shall pay to Executive (x) an amount equal to such additional taxes and (y) an additional amount such that after payment of any additional federal, state and local income and employment taxes by reason of the amounts paid by the Company pursuant to this Section 9(i), Executive shall receive an amount equal to the additional taxes described in clause (x). Such payments shall (to the extent the Company has knowledge of such additional taxes) be made by the Company prior to the date the additional taxes are due to be paid by Executive. The Executive may notify the Company at any time if Executive believes he has incurred additional taxes under Section 409A of the Code, but Executive's failure to notify the Company shall not result in any waiver or forfeiture of Executive's rights under this Section 9(i). The Company and Executive each agrees to execute and deliver any reasonable change to this Agreement (other than this Section 9(i)) or the Shareholder Agreement as the Company or Executive requests, after consultation with respective counsel, to comply with Section 409A of the Code; provided that no change that reduces the then present value of the payments due (or potentially due) to Executive pursuant to this Agreement or the Shareholder Agreement (without taking into account this Section 9(i)) shall be deemed to be reasonable. The provisions of this paragraph shall survive termination of this Agreement.

      10. Notices.

      All communications and notices made pursuant to this Agreement shall be in writing and delivered by hand or sent by a nationally recognized overnight carrier (such as Federal Express) as follows:

             (a) If to Company, to:

                 MediaNews Services, Inc.
                 c/o MediaNews Group, Inc.
                 Attn:  William Dean Singleton
                 Vice Chairman and Chief Executive Officer
                 1560 Broadway, Suite 2100
                 Denver, Colorado 80202

             (b) If to the Executive, addressed to:

                 Joseph J. Lodovic, IV
                 1560 Broadway, Suite 2100
                 Denver, CO 80202

      or to such other address as either of the foregoing may from time to time specify in writing. Any such notice shall be deemed to be given upon receipt.

      11. Indemnification; D&O Liability Insurance.

            (a) The Company agrees that if Executive is made a party to, is threatened to be made a party to, receives any legal process in, or receives any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer, employee, consultant or agent of the Company or its subsidiaries, or is or was serving at the request of, or on behalf of, the Company as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity (or plan), including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company or other entity, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's Certificate of Incorporation or bylaws or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees reasonably incurred, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing his rights to indemnification or contribution) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even though he has ceased to be a director, officer, member, employee, consultant or agent of the Company or its subsidiaries or other entity (or benefit plan) and shall inure to the benefit of Executive's heirs, executors and administrators. The Company shall reimburse Executive for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by him in connection with any Proceeding within 10 business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent Executive is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

            (b) Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 11(a) above that indemnification of Executive (or advancement of Executive's expenses) is proper because he has met any applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption or inference that Executive has not met the applicable standard of conduct.

            (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy or policies covering Executive at a level, and on terms and conditions, no less favorable to him than the coverage the Company provides its directors and senior-level officers currently (subject to any future improvement in such terms and conditions), provided that, in satisfying its obligation under this paragraph (c), the Company shall not upon renewal of any such policy be obligated to pay premiums in excess of 200% of the annualized premium for such policy based on the rate therefor in effect prior to such renewal. If upon expiration of such a policy such insurance coverage can be obtained only for an amount in excess of 200% of the Company's annual premium in effect prior to renewal, the Company shall use its commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance coverage as can be obtained for an amount equal to 200% of the Company's annual premium therefor in effect prior to renewal, on terms and conditions substantially similar to the Company's then existing directors' and officers' liability insurance.

            (d) Nothing in this Section 11 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, Executive would otherwise have under the Company's Certificate of Incorporation or bylaws or under applicable law or otherwise.

            (e) The provisions of this Section 11 will survive the termination of this Agreement for a period of six years following termination of this Agreement, provided that in the event Executive makes a claim under such provisions prior to the expiration of such period, such provisions shall survive until such claim is finally resolved.

      12. Certain Definitions.

            (a) "Beneficial Owner" and "Beneficially Own" have the meaning ascribed thereto in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            (b) A "Change in Control" shall be deemed to occur on:

                  (i) the date that both

                        (A) any Person (or other group of Persons acting in concert) with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or indirectly, the Beneficial Owner, of securities of the Company representing 35% or more of the Voting Securities of the Company, other than by reason of (x) the acquisition of Company securities by the Company or any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries, or (y) the acquisition of Company securities by Permitted Holders, and

                        (B) Permitted Holders cease to be, directly or indirectly, the Beneficial Owners of Voting Securities of the Company having a voting power equal to or greater than that of such Person or group;

                  (ii) the consummation of a merger or consolidation of the Company with another Person unless:

                        (A) the shareholders of the Company, immediately prior to the merger or consolidation, Beneficially Own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of the voting power of all Voting Securities of the corporation or other entity surviving the merger or consolidation in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company; and

                        (B) the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the Person issuing cash or securities in the merger;

                  (iii) the date on which a majority of the members of the Board of Directors of the Company consist of persons other than Current Directors (which term shall mean any member of the Board of Directors of the Company on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board of Directors of the Company);

                  (iv) the consummation of a sale or other disposition of all or substantially all of the assets of the Company unless:

                        (A) the shareholders of the Company, immediately prior to such sale or other disposition, Beneficially Own, immediately after such sale or other disposition, shares entitling such shareholders to 50% or more of the voting power of all Voting Securities of the corporation or other entity acquiring such assets in substantially the same proportions as their ownership immediately prior to the consummation of such sale or other disposition, of Voting Securities of the Company; and

                        (B) the members of the Board of Directors of the Company, immediately prior to such sale or other disposition, constitute, immediately after the sale or other disposition, a majority of the board of directors of the Person acquiring such assets; or

                  (v) the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

            (c) A "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company or trust or other entity of any kind.

            (d) "Permitted Holders" means (i) each of William Dean Singleton, Richard B. Scudder, Joseph J. Lodovic, IV and their respective spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings; (ii) in the event of the incompetence or death of any of the Persons described in clause
      (i), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, capital stock of the Company; (iii) any trust created for the benefit of the Persons described in clause (i) or (ii) or any trust for the benefit of any such trust; or (iv) any Person controlled by any of the Persons described in clause (i), (ii) or (iii). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

            (e) "Voting Securities" means, as to a Person, securities of such Person having the right under ordinary circumstances to vote at an election of the Board of Directors (or other governing body) of such Person.

      13. Interpretation.

      If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other provision of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable. No provision of this Agreement may be altered, waived, discharged or terminated except in writing, executed by the party against whom enforcement of any alteration, waiver, discharge or termination is sought. No waiver of any breach by either party to this Agreement shall operate or be construed as a waiver of any subsequent breach by any party. This Agreement constitutes the entire contract between the parties hereto with respect to employment, and no party shall be bound in any manner related to employment by any warranties, representations or guarantees, except as specifically set forth in this Agreement. This Agreement shall be interpreted under the laws of the State of Colorado, without regard to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

      14. Successors and Assigns.

      This Agreement shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns, but may not be assigned by either party without the prior written consent of the other party, and any assignment without such consent shall be void and of no effect.

      15. Legal Fees.

      If, with respect to alleged failure by the Company to comply with any of the terms of this Agreement, Executive hires legal counsel with respect to this Agreement or institutes any negotiations or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, or recover damages for breach of this Agreement and thereafter the Company is found in a judgment no longer subject to review or appeal to have breached this Agreement in any material respect, then the Company shall indemnify Executive for his actual expenses for attorneys' fees and disbursements, together with such additional payments, if any, as may be necessary so that the net after-tax payments to Executive equal such fees and disbursements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      MediaNews Group, Inc.

                                      By: /s/ W. Dean Singleton
                                          ---------------------
                                          W. Dean Singleton
                                          Vice Chairman and Chief Executive
                                          Officer

                                          /s/ Joseph J. Lodovic, IV
                                          -------------------------
                                          Joseph J. Lodovic, IV